CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated January 13, 2000, relating to the consolidated financial statements, which appears in Covol Technologies, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1999.

/s/ PricewaterhouseCoopers LLP

Salt Lake City, Utah
June 20, 2000